SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PAYCHEX, INC.
- -----------------------------------------------------------------------------
            (Name of Registrant as Specified In Its Charter)

                              PAYCHEX, INC.
- -----------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/

     ------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------------
     Set forth the amount of which the filing fee is calculated and state how it was determined.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:

     ------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------
     3)  Filing Party:

     ------------------------------------------------------------------------
     4)  Date Filed:

                                   PAYCHEX



                                PAYCHEX, INC.
                          911 Panorama Trail South
                         Rochester, New York  14625

                          NOTICE OF ANNUAL MEETING
                               OF STOCKHOLDERS

                        To Be Held on October 3, 1996

To the Stockholders:

        The Annual Meeting of Stockholders of Paychex, Inc. will be held at the Geva Theatre, 75 Woodbury Blvd, Rochester, New York on Thursday, October 3, 1996. A continental breakfast will be available from 9:00 a.m. to 10:00 a.m. The Annual Meeting will begin at 10:00 a.m. for the following purposes:

	1.	To elect eight directors; and

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors of the Company has fixed the close of business on August 5, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

        It is important that all shares be represented at the meeting. The Board of Directors extends a cordial invitation to all stockholders to attend the meeting. However, if you are unable to attend the meeting, you are requested to sign, date and return the enclosed Proxy in the return envelope. You may revoke your Proxy and vote in person if you decide to attend the meeting.


                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    G. Thomas Clark, Secretary



Rochester, New York
August 9, 1996

                               PROXY STATEMENT


        The Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Paychex, Inc. (Company) to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, October 3, 1996, at 10:00 a.m. for the purposes set forth in the foregoing Notice of Annual Meeting. The cost of this solicitation will be borne by the Company. The Board of Directors has fixed the close of business on August 5, 1996 as the record date for determining the holders of common stock entitled to notice of, and to vote at, the meeting. The Company had outstanding on that date 68,719,536 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares (34,359,769 shares) present in person or by proxy will constitute a quorum.

        If the enclosed Proxy is properly executed and returned, the shares represented will be voted by the proxies in accordance with the stockholder,s directions. If the Proxy is signed and returned without choices having been specified, the shares will be voted FOR the eight nominees described below. The Proxy may be revoked by the person giving it at any time prior to its use by a written revocation, submission of a later dated Proxy, or in person at the meeting.

        The Proxy Statement and Proxy are being mailed to stockholders on or about August 9, 1996.

        With regard to the election of directors, votes may be cast for nominees or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstention may not be specified on proposals relating to the election of directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

        All applicable information provided in this Proxy Statement has been restated to reflect the May, 1996 three-for-two stock split.

PROPOSAL 1 - ELECTION OF DIRECTORS

        Eight directors are to be elected to the Board of Directors. The Board of Directors has nominated the persons listed below for election.

        If elected, each nominee will hold office until the Annual Meeting to be held in 1997 and until his successor is elected and shall qualify.

        The Board of Directors recommends the election of the eight nominees listed below and it is intended that the proxies named (unless otherwise directed) will vote the Proxy FOR the election of these nominees. Although the Board of Directors believes that all of the nominees will be available to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company. However, the enclosed Proxy cannot be voted for more than eight nominees.

NOMINEES FOR ELECTION

        The following table sets forth certain information as of June 30, 1996, with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer. Under the rules of the Securities and Exchange Commission, beneficial ownership is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual's benefit.

                                                                                        Amount &
											Nature of
					Principal			Served as	Beneficial		Percentage
                                        Occupation                      Director        Ownership               Common
Name of Nominee        Age                                              Since           Common Stock            Stock
                                                                                          (1) (2)
B. Thomas Golisano	54		Chairman, President &		1979		8,455,669		12.2
					Chief Executive Officer

G. Thomas Clark         58              Sr. Vice President of           1980              284,282               (4)
					Finance, Secretary &
					Treasurer (3)

Donald W. Brinckman     65              Chairman and Founder            1990               37,500               (4)
					of Safety-Kleen Corp. (5)


Steven D. Brooks        45              Private Investor                1995                   -0-              (4)

Phillip Horsley         57              President of Horsley            1982               96,245               (4)
					Bridges Partners, Inc.,
					private equity investors

Grant M. Inman          54              Partner of Inman & Bowman,      1983              137,888               (4)
					venture capital investment
					partnership (7)

Harry P. Messina, Jr.   63              Partner of Woods, Oviatt        1985              120,786               (4)
                                        Gilman, Sturman & Clarke
                                        LLP, Attorneys

J. Robert Sebo          60              Director (8)                    1979            1,325,309               1.9

        (1) Included in this column are the following shares with respect to which nominees have or share voting or investment power (including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power), and as to which the nominees disclaim beneficial ownership: Mr. Golisano-55,068 shares owned by a foundation of which he and Mr. Clark are trustees; Mr. Clark-111,448 shares, including the same foundation shares; Mr. Horsley-2,598 shares; Mr. Inman-2,025 shares; Mr. Messina-48,360 shares and Mr. Sebo-3,349 shares.


        (2) This column also includes the following shares which may be acquired within 60 days by exercise of options: Mr. Clark-117,190 shares; Mr. Horsley-23,625 shares; Mr. Inman-48,938 shares; Mr. Messina-23,625 shares.

        (3)     Mr. Clark is also a director of Magnetic Technologies
                Corporation.

	(4)	Percentage is less than 1%.

        (5) Mr. Brinckman is also a director of Johnson Worldwide Associates, Inc. and Snap-on Tools Corporation.

        (6) Mr. Brooks is also a director of Quick Response Service, Inc. and Veritas Software Corp.

        (7) Mr. Inman is also a director of Lam Research Corporation and Insite Vision, Inc.

        (8) Mr. Sebo retired as Vice President, Director of Eastern Operations in December, 1994.

       COMPLIANCE WITH SECTION 16 (a) OF SECURITIES EXCHANGE ACT OF 1934

        Section 16 (a) of the Securities Exchange Act of 1934 (the Exchange
Act) requires directors, officers and beneficial owners of more than 10% of the Company's common stock to file with the Securities and Exchange Commission reports of transactions in the stock. Because of the complexity of the rules, the Company agreed to assume the responsibility for timely filing such reports for those reporting persons who so requested and who agreed to advise the Company promptly of changes in the ownership of the Company's equity securities.

        The Company believes that during the fiscal year ended May 31, 1996,
Section 16 (a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except through oversight, the initial report on Form 3 for Steven D. Brooks and one Form 4 transaction by G. Thomas Clark and Eugene Polisseni were filed late by the Company. As was reported on Eugene Polisseni's Form 4, a sale of shares inadvertently occurred within six months of purchase. The small profit realized was promptly returned to the Company.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company met four times during the fiscal year ended May 31, 1996 (fiscal 1996).

        The Executive Committee is comprised of Messrs. Golisano, Clark and Horsley and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except as limited by law. There were four meetings of the Executive Committee during fiscal 1996.

        The Audit Committee is comprised of Messrs. Brinckman, Brooks, Inman and Messina. It is responsible for evaluating and approving the services performed by the Company's independent accountants as well as reviewing and evaluating the Company's accounting practices and internal controls. The Audit Committee met twice during fiscal 1996.

        The Compensation Committee is comprised of Messrs. Brinckman, Horsley, Inman and Sebo. It met once during fiscal 1996. The Committee makes recommendations with respect to amount of officers salaries and grants stock options to key employees.

        The Directors' Option Committee was established for the sole purpose of considering the grant of stock options to non-employee directors under the Company's 1995 Stock Incentive Plan. Messrs. Golisano and Clark comprise this Committee. The Directors' Option Committee held one meeting during fiscal 1996.

        No director attended fewer than 75% of all meetings of the Board of Directors held during fiscal 1996 or of all meetings of any committee upon which such director served during fiscal 1996.

        Non-employee directors are paid $6,000 annually plus $1,000 for each Board meeting and $500 for each committee meeting attended. On January 11, 1996, Mr. Brooks was awarded a non-qualified stock option under the Paychex, Inc. 1995 Stock Incentive Plan to purchase 15,000 shares at $33.92 per share, the market price on the day of grant. The options extend for 10 years and are exercisable to the extent of 1/3 each year, commencing after the end of two years.

 OTHER EXECUTIVE OFFICERS

        John Carlen, 49, joined the Company in August, 1993 and was elected Executive Vice President in October, 1993. Prior thereto (1981-1993), Mr. Carlen served in various executive positions with the May Department Store Company.

        Walter Turek, 44, has served as Vice President, Sales since April 1989. Mr. Turek has been with the Company since 1979 and has served in various sales management capacities.

        Edmund Russo, 59, was elected Vice President, Director of Western Operations in April 1989 and Vice President, Director of Operations in October, 1994. Mr. Russo joined the Company in January, 1987 and prior to being elected Vice President, served as a Regional Manager.

        Eugene Polisseni, 56, has served as Vice President, Marketing since April, 1989. Mr. Polisseni has been with the Company since its formation in 1979 and during that period served in various capacities.

        Daniel Canzano, 42, was elected Vice President, Information Technology in April, 1993. Mr. Canzano has been with the Company since 1989 and has served as a Zone Sales Manager and Director of Information Technology.

        Diane Rambo, 45, was elected Vice President, Electronic Network Services in October, 1994. Ms. Rambo has been with the Company since August, 1980 and has served as Director of Electronic Network Services and as a Branch Manager.

        William Kuchta, 49, joined the Company in February, 1995 and was elected Vice President, Organizational Development in April, 1996. Prior to joining the Company (1993 to 1995), Mr. Kuchta was principal of his own consulting firm and served as Vice President of Human Resources of Fisons Corporation from 1989 to 1993.


REPORT OF THE COMPENSATION COMMITTEE

Compensation of Chief Executive Officer

        The Compensation Committee recommends to the Board of Directors the compensation to be paid to the Chief Executive Officer (CEO). In performing that function, the Committee reviews the range and components of compensation paid to CEO's of other public companies. In particular, the Committee looks to those public companies whose size and performance with respect to revenue, earnings per share and stock price are similar to those of Paychex.

        Mr. Golisano's substantial stock position in the Company assures the Committee of his close identification with the interests of its stockholders. His compensation has been limited to his salary and participation in the Officer Incentive Program discussion below. Each recommended adjustment is reflective in part of the Committee's evaluation of the Company's performance in the three areas discussed above as well as other areas. Adjustments also reflect the Committee's opinion of the impact, both short-and long-term, which Mr. Golisano's creativity, strategic focus and leadership had on these and other factors.

        Mr. Golisano's 1996 compensation (including base salary and bonus under the Officer Incentive Program) was 7.3% over that in 1995. Base compensation was based in part on the Company's performance during fiscal 1996 during which the Company's revenue increased 22%, dividends paid increased 47%, earnings per share increased 33%, and its stock price increased 124%, over the prior year's figures.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

        Recommended compensation for senior executives other than the CEO is determined by the Compensation Committee after the CEO provides the Committee with his evaluation of the performance of each senior officer and his recommendation with respect to salary, bonus and stock options. Committee members discuss his recommendations in light of their own experiences and familiarity with levels and components of compensation for persons with similar responsibilities in other public companies. The goal of the Committee is to compensate fairly for the job done, to reward extraordinary performance or promise and to encourage long-term identification with stockholder interest through award of stock options under the Company's Stock Incentive Plan. Company performance is also considered.

        The Compensation Committee's recommendations are presented to the Board for discussion and decision. An officer-director whose compensation is being considered is excused from that portion of the meeting. In fiscal 1996, all recommendations of the Committee were approved by the Board. Base salary changes are prospective and are made following the annual stockholders' meeting in October. Thus, salary adjustments and stock option grants are made four to five months after the Company's fiscal year end in May.

        The Compensation Committee and the Board have instituted an Officer Incentive Program whereby a portion of the compensation of senior executive officers (including the CEO) is incentive-based and dependent upon the Company's performance. The performance factor (currently earnings per share), minimum, target and maximum levels, and bonus percentage of base compensation, are established for the new year within 45 days after the end of the prior fiscal year.

Impact of Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain executive officers to $1 million, unless specified requirements are met. The Compensation Committee has carefully considered the impact of this provision in the Tax Law. At this time, it is the Committee's intention to continue to compensate all officers based on overall performance. The Committee expects that most, if not all compensation paid to officers will qualify as a tax deductible expense. However, it is possible that at some point in the future, circumstances may cause the Committee to authorize compensation that is not deductible.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Donald W. Brinckman, Phillip Horsley, Grant M. Inman and J. Robert Sebo. All members of the Compensation Committee are non-employees of the Company. None of the Company's executive officers serves on the board of any other entity which employs a member of the Compensation Committee.

                           EXECUTIVE COMPENSATION

        The following table sets forth all compensation received by the Company's Chief Executive Officer and the Company's other most highly compensated Executive Officers during the last three fiscal years.

                  Summary  Compensation Table

                                                                         Long-Term
			Annual Compensation				Compensation

									Number of
                                                                        Shares                All
                                                                        Underlying            Other
Name & Principal                                                        Options               Compen-
Position                        Year    Salary (1)      Bonus (1)       Granted               sation (2)
B. Thomas Golisano              1996    $465,625        $71,250            0                  $  4,797
Chairman, President,            1995    $440,625        $59,850            0                  $  4,153
and Chief Executive             1994    $411,875        $26,000            0                  $  4,107
Officer

John T. Carlen                  1996    $269,375        $41,250            22,500             $  4,185
Executive Vice                  1995    $246,875        $34,580            45,000             $  3,686
President                       1994    $175,000        $0                 33,750             $ 35,994

G. Thomas Clark                 1996    $249,375        $38,250            0                  $  5,199
Secretary,                      1995    $234,375        $31,920            0                  $  5,177
Treasurer, and Senior           1994    $217,875        $0                 22,500             $  5,078
Vice President of
Finance

Edmund S. Russo                 1996    $221,250        $33,750            10,500             $  5,081
Vice President,                 1995    $201,875        $28,595            22,500             $  5,390
Director of Operations          1994    $174,750        $0                 13,500             $  4,948

Walter Turek                    1996    $199,375        $59,500            10,500             $  4,180
Vice President,                 1995    $183,625        $63,452            13,500             $  2,967
Sales                           1994    $170,000        $54,000            13,500             $  3,954

(1)	Represents compensation earned.

(2) Represents Company contributions to the Paychex 401(k) Incentive Retirement Plan as well as premiums paid by the Company for group term life insurance. Amounts in 1994 for Mr. Carlen include payments for relocation allowances of $35,721 made by the Company in connection with his relocation to the Corporate Office in Rochester, New York.

                           1996 OPTION GRANTS TABLE

        The following table sets forth stock options granted to the Company's Chief Executive Officer and the Company's other most highly compensated Executive Officers during 1996. Under Securities and Exchange Commission ("SEC") regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the 5% - 10% formula approved by the SEC. However, the ultimate value will depend on the market value of the Company stock at a future date, which may or may not correspond to the projections below.

                                                                                                 Potential  Realizable
                      Individual Grants                                                           Value at Assumed
                             Number of       % of Total                                             Annual Rates of
                             Shares          Options                                                 Stock Price
                             Underlying      Granted to      Exercise                               Appreciation
                             Options         Employees       Price Per       Expiration            for Option Term (2)
Name                         Granted (1)     In 1996         Share              Date                   5%             10%
B. Thomas Golisano             -0-             -0-%       $   -0-                                  $    0         $     0
John T. Carlen                22,500          4.67%       $  30.25             10/5/05             $428,041       $1,084,741
G. Thomas Clark                -0-             -0-%       $   -0-                                  $    0         $     0
Edmund S. Russo               10,500          2.18%       $  30.25             10/5/05             $199,753       $  506,212
Walter Turek                  10,500          2.18%       $  30.25             10/5/05             $199,753       $  506,212

    (1) Options were granted from the Paychex, Inc. 1995 Stock Incentive Plan established for Directors, Officers and key employees. Options are granted at prices not less than 100% of the fair market value of the common stock at the date of grant, unless the grant is under Section 422A of the Internal Revenue Code, in which case if the employee owns more than 10% of the outstanding common stock, the option price must be not less than 110% of the fair market value. The options granted are exercisable in cumulative annual installments of 33 1/3% after two years and expire ten (10) years from the date of grant.

    (2) Represents realizable values net of the option exercise price but before any income taxes that the executives may have to pay. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, net the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

    AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION VALUES

        The following table sets forth stock options exercised by the Company's Chief Executive Officer and the Company's other most highly compensated Executive Officers during 1996, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's stock on May 31, 1996.

                                                                        Number
                                                                        of Shares
                                                                       Underlying             Value of Unexercised
                               Number                                 Unexercised                  In-The-Money
                               of Shares          Net                  Options at                     Options at
                               Acquired           Value               May 31, 1996                 May 31, 1996 (2)
                                 On               Real-              Exer-      Unexer-          Exer-          Unexer-
Name                           Exercise           ized (1)           cisable    cisable          cisable        cisable
B. Thomas Golisano              -0-           $     -0-               -0-         -0-            $ -0-           $ -0-
John T. Carlen                  -0-           $     -0-              11,250     90,000           $  328,750      $2,231,874
G. Thomas Clark               101,250         $3,090,538            117,190     15,000           $4,436,452      $  438,333
Edmund Russo                  101,250         $3,954,689             50,063     55,500           $1,825,019      $1,518,875
Walter Turek                    -0-           $     -0-             185,738     46,500           $7,279,270      $1,265,875

(1) Represents market value of the Company's common stock at exercise date less the exercise price.

(2) Represents market value of the Company's common stock at May 31, 1996, less the exercise price.

                              PERFORMANCE GRAPH

       The following graph shows a five-year comparison of the total cumulative returns of investing $100 on May 31, 1991 in Paychex, Inc. Common Stock, the S&P Midcap 400 Index and the S&P Computer Software and Service Index. The S&P Midcap 400 Index represents a broad market group in which the Company participates. The S&P Computer Software and Services Index (S&P C S & S) was chosen as having a representative peer group of companies. The Paychex, Inc. stock price performance shown assumes reinvestment of dividends.

                              Measure-
                              Ment
                              Point
                              5/31/91          5/31/92          5/31/93          5/31/94           5/31/95        5/31/96
                             ________          _______          _______          _______           _______        _______
Paychex, Inc.                 $100             $165             $265              $318              $443           $998

S&P Midcap 400                $100             $116             $137              $143              $162           $208

S&P C S & S                   $100             $118             $158              $189              $266           $372

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as set forth below, the Company is not aware of any persons who held in excess of 5% of the Company's outstanding common stock at June 30, 1996.

                                                  Amount and Nature of            Percent
Name and Address                                   Beneficial Owner               of Class
B. Thomas Golisano                                    8,455,669                    12.2
911 Panorama Trail South                               (1)
Rochester, New York  14625

Putnam Investments                                    5,771,776                     8.3
One Post Office Square                                 (2)
Boston, Massachusetts  02109

All Directors and Officers of                        12,334,695                    17.8
the Company as a Group                                 (3)

(1) See Footnote (1) to the table under "Nominees for Election" with respect to Mr. Golisano.

(2) These securities are owned by Putnam Investments, Inc. and through two wholly owned registered investment advisors, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc.

(3) See Footnote (1) and (2) to the table under "Nominees for Election." The shares included therein as subject to shared voting power by Messrs. Golisano and Clark are included only once in this total. In addition, the total includes the following shares which may be acquired within 60 days by exercise of options: Walter Turek-185,738 shares; Edmund Russo-50,063 shares; Daniel Canzano-43,952 shares; John Carlen-11,250 shares and Diane Rambo-6,600 shares.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent public accountant since 1983 has been Ernst & Young LLP. Management expects to reappoint this firm for fiscal 1997. However, it will not seek stockholder approval or ratification. Representatives of Ernst & Young LLP are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

OTHER MATTERS AND INFORMATION

        As of the date of this Proxy Statement, Management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the meeting other than those described above. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed Proxy will vote the Proxy on such matters in accordance with their best judgment.

        The cost of solicitation of Proxies will be paid by the Company. In addition to solicitation by use of mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit Proxies personally or by telephone, telegraph or cable. The Company will reimburse any banks, brokers and other custodians, nominees and fiduciaries for their expenses in forwarding Proxies and Proxy solicitation material to the beneficial owners of the shares held by them.

PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        Stockholder proposals for inclusion in the Proxy Statement for the next Annual Meeting of Stockholders must be received by the Company at its executive offices on or before April 11, 1997.

                                   BY THE ORDER OF THE BOARD OF DIRECTORS



                                   /s/ G. Thomas Clark
                                  ___________________________
                                   G. Thomas Clark, Secretary


Rochester, New York
August 9, 1996

     PAYCHEX, INC.                                        PROXY

        The undersigned hereby appoints B. THOMAS GOLISANO and G. THOMAS CLARK, or any one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 3, 1996, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said meeting.

I.	ELECTION OF DIRECTORS

        [  ]     FOR all Nominees           [  ]     WITHHOLD all Nominees

         B. Thomas Golisano, G. Thomas Clark, Donald W. Brinckman, Steven D. Brooks, Phillip Horsley, Grant M. Inman, Harry P. Messina, Jr. and
         J. Robert Sebo.

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE SUCH NOMINEE'S NAME. YOUR PROXY WILL BE VOTED FOR REMAINDER.)


THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" THE EIGHT NOMINEES.

Dated:     ______________________________, 1996


                                 Signed: ______________________________
                                         (Name of Stockholder to be signed
                                         exactly as it appears on this proxy)